UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 18, 2018

NorthStar Real Estate Income Trust, Inc.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	000-54671 (Commission File Number)	26-4141646 (I.R.S. Employer Identification No.)

590 Madison Avenue, 34th Floor, New York, NY	10022
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 547-2600
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company      ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.  Submission of Matters to a Vote of Security Holders.
On January 18, 2018, NorthStar Real Estate Income Trust, Inc., a Maryland corporation (“NorthStar I”), held a special meeting of its stockholders (the “Special Meeting”) to vote on the proposals identified in the joint proxy statement/prospectus that was filed with the Securities and Exchange Commission on December 6, 2017.
As of the close of business on November 28, 2017, the record date for the Special Meeting, 119,333,203 shares of NorthStar I’s common stock, $0.01 par value per share, were issued and outstanding and entitled to vote at the Special Meeting. 67,066,833 shares of NorthStar I’s common stock were represented in person or by proxy at the Special Meeting (which included 745,222 shares held by NorthStar I’s advisor and certain directors that were not entitled to vote on the NorthStar I merger proposal) and, therefore, a quorum was present. The number of votes cast for or against, as well as abstentions and broker non-votes, if applicable, with respect to each proposal is set out below:
1.    The NorthStar I merger proposal:  Proposal to approve the merger of NorthStar I with and into Colony NorthStar Credit Real Estate, Inc. (“CNLC”), with CNLC surviving the merger, pursuant to the Master Combination Agreement, dated as of August 25, 2017, as amended and restated on November 20, 2017 (the “Master Combination Agreement”), by and among (i) Colony Capital Operating Company, LLC, (ii) NRF RED REIT Corp., (iii) NorthStar I, (iv) NorthStar Real Estate Income Trust Operating Partnership, LP, (v) NorthStar Real Estate Income II, Inc., (vi) NorthStar Real Estate Income Operating Partnership II, LP, (vii) CNLC, and (viii) Credit RE Operating Company, LLC. The NorthStar I merger proposal was approved by the following vote:

SHARES FOR	SHARES AGAINST	SHARES ABSTAINING	BROKER NON‑VOTES
62,432,422	2,084,611	1,804,578	—
2.The NorthStar I first charter amendment proposal:  Proposal to approve an amendment to NorthStar I’s charter to permit distributions in kind of beneficial interests in a liquidating trust that is established to own and liquidate the remaining assets of NorthStar I in connection with a merger of NorthStar I approved by NorthStar I’s stockholders in accordance with NorthStar I’s charter. The NorthStar I first charter amendment proposal was approved by the following vote:

SHARES FOR	SHARES AGAINST	SHARES ABSTAINING	BROKER NON‑VOTES
62,915,615	2,206,425	1,944,793	—
3.The NorthStar I second charter amendment proposal:  Proposal to approve an amendment to NorthStar I’s charter to delete certain provisions regarding roll-up transactions. The NorthStar I second charter amendment proposal was approved by the following vote:

SHARES FOR	SHARES AGAINST	SHARES ABSTAINING	BROKER NON‑VOTES
62,429,161	2,287,911	2,349,761	—
4.The NorthStar I adjournment proposal:  Proposal to adjourn the Special Meeting, if necessary or appropriate, as determined in the sole discretion of the chairperson of the Special Meeting, to solicit additional proxies in favor of the NorthStar I merger proposal, the NorthStar I first charter amendment proposal and the NorthStar I second charter amendment proposal. The NorthStar I adjournment proposal was approved by the following vote:

SHARES FOR	SHARES AGAINST	SHARES ABSTAINING	BROKER NON‑VOTES
62,969,442	1,751,495	2,345,896	—

Item 8.01. Other Events.

NorthStar I has announced that the merger transaction is currently expected to close on or about January 31, 2018, subject to the satisfaction or waiver of all closing conditions specified in the Master Combination Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NorthStar Real Estate Income Trust, Inc.

Date: January 19, 2018	By:	/s/ Jenny B. Neslin
Jenny B. Neslin
General Counsel and Secretary